AMENDMENT NO. 4
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Funds, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, AIM Investment Funds is now named AIM Investment Funds (Invesco Investment Funds); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Balanced-Risk Allocation Fund	Invesco Balanced-Risk Allocation Fund
AIM China Fund	Invesco China Fund
AIM Developing Markets Fund	Invesco Developing Markets Fund
AIM Global Health Care Fund	Invesco Global Health Care Fund
AIM International Total Return Fund	Invesco International Total Return Fund
AIM Japan Fund	Invesco Japan Fund
AIM LIBOR Alpha Fund	Invesco LIBOR Alpha Fund
AIM Trimark Endeavor Fund	Invesco Endeavor Fund
AIM Trimark Fund	Invesco Global Fund
AIM Trimark Small Companies Fund	Invesco Small Companies Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Investment Funds in the Contract are hereby deleted and replaced with AIM Investment Funds (Invesco Investment Funds).

2.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Invesco Balanced-Risk Allocation Fund
Invesco China Fund
Invesco Developing Markets Fund
Invesco Global Health Care Fund
Invesco International Total Return Fund
Invesco Japan Fund
Invesco LIBOR Alpha Fund
Invesco Endeavor Fund
Invesco Global Fund

Invesco Small Companies Fund
Invesco Alternative Opportunities Fund
Invesco Commodities Strategy Fund
Invesco FX Alpha Plus Strategy Fund
Invesco FX Alpha Strategy Fund
Invesco Global Advantage Fund
Invesco Global Dividend Growth Securities Fund
Invesco Health Sciences Fund
Invesco International Growth Equity Fund
Invesco Pacific Growth Fund
Invesco Van Kampen Emerging Markets Fund
Invesco Van Kampen Global Bond Fund
Invesco Van Kampen Global Equity Allocation Fund
Invesco Van Kampen Global Franchise Fund
Invesco Van Kampen Global Tactical Asset Allocation Fund
Invesco Van Kampen International Advantage Fund
Invesco Van Kampen International Growth Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: Name:	/s/ John M. Zerr John M. Zerr
Title:	Senior Vice President

INVESCO TRIMARK LTD.

Sub-Adviser

By: Name:	/s/ Eric J. Adelson Eric J. Adelson
Title:	Senior Vice President, Legal and Secretary

By:	/s/ Wayne Bolton

Name:	Wayne Bolton
Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: Name:	/s/ Karl George Bayer Karl George Bayer
Title:	Managing Director

By: Name:	/s/ Jens Langewand Jens Langewand
Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: Name:	/s/ Michelle Moran Michelle Moran
Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: Name:	/s/ Masakazu Hasegawa Masakasu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By: Name:	/s/ Robert Ades Robert Ades
Title:	Director

By: Name:	/s/ Ian Coltman Ian Coltman
Title:	Head of Legal

INVESCO HONG KONG LIMITED

Sub-Adviser

By: Name:	/s/ Anna Tong Anna Tong
Title:	Director

By: Name:	/s/ Gracie Liu Gracie Liu
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: Name:	/s/ Jeffrey Kuper Jeffrey Kuper
Title:	Secretary & General Counsel

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